Exhibit 10.3

SECURITY AGREEMENT

J. Jill, LLC, a New Hampshire limited liability company (the “Debtor”) having its chief executive office and principal place of business at 100 Birch Pond Drive, Tilton, NH 03276, hereby grants to Citizens Bank of Massachusetts, a Massachusetts banking corporation as Agent for the benefit of and on behalf of all of the Lenders, as such term is defined in that certain Fifth Amended and Restated Loan Agreement (collectively, the “Loan Agreement”) dated as of June 29, 2001 as the same has been and may hereafter be amended (the “Secured Party”), having an address at 28 State Street, Boston, Massachusetts 02109, a first security interest in all of the Debtor’s present and future right, title and interest in and to any and all of the following property whether now existing or hereafter created and wherever located (all of which is hereinafter called the “Collateral”):

All equipment and fixtures, as defined in the Uniform Commercial Code (as defined below) and all machinery, tools, parts, furniture, furnishings, motor vehicles and other personal property, tangible or intangible, presently owned or hereafter acquired by the Debtor, together with additions and accessions thereto and substitutions and replacements therefor, and the products and proceeds (including insurance and condemnation proceeds) thereof;

All inventory and goods as defined in the Uniform Commercial Code (the “Uniform Comercial Code”), whether presently owned or hereafter acquired, including, without limitation, all inventory in the possession of others or in transit, all goods held for sale or lease or to be furnished under contracts for service or which have been so furnished, raw materials, work in process, and materials used or consumed or to be used or consumed in the business of the Debtor, and completed and unshipped merchandise, and the products and proceeds (including insurance and condemnation proceeds) of the foregoing;

All accounts, chattel paper, instruments, documents and general intangibles, as defined in the Uniform Commercial Code, including those now existing and those hereafter arising or coming into existence, and including, without limitation, all rights of payment for goods sold or leased or services rendered, all rights of payment under contracts whether or not currently due or not yet earned by performance and accounts receivable arising or to arise therefrom, and all rights of the Debtor in and to the goods represented thereby including returned and repossessed goods, and all rights the Debtor may have or acquire for securing or enforcing the foregoing, including, without limitation, the rights to reserves, deposits, income tax refunds, choses in action, judgments or insurance proceeds, and the products and proceeds of all of the foregoing;

All goodwill, trade secrets, computer programs, customer lists, trade names, trademarks, copyrights, franchises, licenses and patents and the proceeds thereof;

All books and records relating to the conduct of Debtor’s business;

All deposit accounts maintained by the Debtor with the Secured Party or other bank, trust company, investment firm or fund or any similar institution or organization and the proceeds thereof;

Any deposits, credits, collateral or property of the Debtor at any time now or hereafter in the possession, custody, or control of the Secured Party or any entity under the control of the Secured Party or any affiliate of the Secured Party or in transit to any of them and the proceeds thereof (the “Deposits and Securities”);

All investment property, including, without limitation, all financial assets, all certificated and uncertificated securities, security entitlements, security accounts, commodity accounts and commodity contracts;

The Collateral shall include, without limitation, the following categories of assets as defined in Article 9 of the Uniform Commercial Code: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned and hereafter acquired.  If the Debtor shall at any time acquire a commercial tort claim, as defined in Article 9, the Debtor shall immediately notify the Secured Party in a writing signed by the Debtor of the brief details thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Secured Party.

To secure the payment and performance of all liabilities and obligations now or hereafter owing from the Debtor to the Secured Party of whatever kind or nature, whether or not currently contemplated at the time of this Security Agreement, whether such obligations be direct or indirect, absolute or contingent or due or to become due, including all obligations of the Debtor, actual or contingent, in respect of letters of credit or Secured Partyer’s acceptances issued by the Secured Party for the account of or guaranteed by the Debtor, and all obligations of any partnership, trust, joint venture or any other entity guaranteed by the Debtor, now existing or hereafter arising, or as to which Debtor is or may become personally liable, (the “Obligations”), which term shall include all accrued interest and all costs and expenses, including reasonable attorney’s fees, costs and expenses relating to the appraisal and/or valuation of assets and all costs and expenses incurred or paid by the Secured Party in exercising, preserving, defending, collecting, enforcing, or protecting any of its rights under the Obligations or hereunder or with respect to the Collateral or in any litigation arising out of the transactions evidenced by the Obligations).  Upon and after the occurrence of an Event of Default, the Secured Party shall have the unrestricted right from time to time to apply (or to change any application already made) the proceeds of any of the Collateral to any Obligations, as the Secured Party, in its sole discretion, may determine.

I.                                         Representations and Warranties of Debtor

The Debtor hereby represents and warrants that:

(a)                                  Debtor is duly organized, validly existing and in good standing under the laws of the State of New Hampshire.  Debtor is qualified to do business in every state in which the nature of its business conducted or the character of its property owned in such state would require such qualification.

(b)                                 Debtor has the power to execute, deliver and perform this Security Agreement, to borrow from the Secured Party or to guaranty to the Secured Party the obligations of others.  The execution, delivery and performance of this Security Agreement and any notes, guaranties or other documents, instruments or agreements evidencing Debtor’s obligations to the Secured Party have been duly authorized, and will not violate its partnership agreement or other organizational documents, or any law, regulation or court order, and will not result in a default under any agreement or indenture to which the Debtor is a party.

(c)                                  Debtor has furnished to the Secured Party such tax returns, financial statements, including balance sheets and income statements showing profit (or loss) and other information about the Debtor’s financial condition as the Secured Party shall have requested.  These tax returns, financial statements and other information fairly present the financial condition of the Debtor for the periods then ended, reflect all known liabilities, direct or contingent, and, if financial statements, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.  There has been no material adverse change in the assets, liabilities, financial conditions, business or prospects of Debtor since the date of any financial statements, tax returns or other information delivered to the Secured Party.

(d)                                 Debtor has good and marketable title to the property and assets which are reflected on its financial statements, tax returns or other information.  Except as otherwise set forth on Schedule 1 annexed hereto under the heading “Existing Liens”, all of the

Collateral is owned by the Debtor free and clear of all liens, pledges, security interests, encumbrances and mortgages, except for liens, pledges, security interests, encumbrances or mortgages in favor of the Secured Party.  No effective financing statement covering the Collateral or any proceeds thereof is on file in any public office except as disclosed in writing to the Secured Party.

(e)                                  There is no suit or proceeding at law or in equity affecting the Debtor or any of its properties which, if adversely determined, would materially impair the rights of the Debtor to carry on its business substantially as it is now being conducted or would have a material adverse effect upon the financial condition of the Debtor.  The Debtor is not a party to any document, agreement or instrument, and is not subject to any charge, order or other restriction, materially and adversely affecting its business, properties, assets, operations or condition, financial or otherwise, except as previously disclosed to the Secured Party in writing.

(f)                                    Debtor has filed all federal, state and local tax returns and other reports it is required by law to file and has paid all taxes and other charges that are due and payable.

(g)                                 Debtor is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any document, agreement or instrument to which Debtor is a party, except for minor defaults in agreements which neither individually nor in the aggregate have a material adverse effect on the Debtor.

(h)                                 Except for the conversion of Birch Pond Group, Inc. into the Debtor, Debtor has not, during the preceding five (5) years, changed its name, been a party to a merger, or used any other corporate or fictitious name except as previously described to the Secured Party in writing.

(i)                                     The place where Debtor keeps its records concerning the Collateral, the Debtor’s principal place of business and the Debtor’s chief executive office is the location set forth at the beginning of this Security Agreement.  The Collateral is now and will continue to be kept at the location set forth at the beginning of this Security Agreement and in the Debtor’s retail locations of which the Secured Party has been or shall be notified pursuant to Section 8.13 of the Loan Agreement.

(j)                                     If any of the Collateral is to be attached to real estate, a description of said real estate has been or will be delivered to the Secured Party and the name and address of each record owner has been or will be provided in writing to Secured Party on Demand.

II.                                     Covenants of Debtor

The Debtor hereby agrees and covenants that:

(a)                                  Debtor shall keep the Collateral free from all liens, security interests and encumbrances except for the security interest granted herein or those specifically permitted in writing by the Secured Party or permitted by the Loan Agreement, and shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein.  The Debtor shall not sell or otherwise transfer the Collateral or any interest therein except in the ordinary course of business.

(b)                                 Debtor shall not change its name without giving the Secured Party thirty (30) days prior written notice in which it sets forth its new name and the date on which the new name shall first be used.  Debtor shall maintain its principal place of business and chief executive office at the address set forth in the beginning of this Security Agreement.  Debtor shall, at all times, keep the Secured Party accurately informed in writing of each location where the Debtor’s assets are kept and of each of its places of business and Debtor shall not remove any records to another state or change the location or open or close, move or change any existing or new place of business without giving the Secured Party at least thirty (30) days’ prior written notice thereof.

(c)                                  Debtor shall, at its expense, furnish to the Secured Party, upon the Secured Party’s demand, such further information, shall promptly execute and deliver to the Secured Party such financing statements and other agreements, instruments or documents, and shall do all such acts as the Secured Party may, at any time or from time to time, reasonably request, or as may be necessary or appropriate to establish and maintain a valid and enforceable first security interest of the Secured Party in the Collateral.

(d)                                 Debtor shall keep the Collateral (to the extent that it consists of tangible property) at all times insured against risks of loss or damage by fire (including so-called extended coverage), theft and such other casualties as the Secured Party may reasonably require, including collision in the case of any motor vehicle, all in such amounts, under such forms of policies, under such terms, for such periods and written by such companies or underwriters as the Secured Party may approve, which approval may not be unreasonably withheld, losses in all cases to be payable first to the Secured Party “as its interest may appear.”  All policies of insurance shall provide for at least thirty (30) days’ prior written notice of cancellation to the Secured Party, and the Debtor shall furnish the Secured Party with certificates of such insurance or other evidence satisfactory to the Secured Party as to compliance with the provisions of this paragraph.  Upon and after the occurrence of an Event of Default, Debtor hereby irrevocably appoints the Secured Party to act as attorney-in-fact for the Debtor in making, adjusting and settling claims under such policies of insurance or endorsing the Debtor’s name on any drafts drawn by insurers of the Collateral or any other document to effect collection; otherwise, the parties shall act by mutual agreement to settle such claims, with the Secured Party reserving the ultimate right to determine the application of such proceeds and settlement of such claims.

(e)                                  Debtor shall notify the Secured Party in writing promptly upon its learning of any event, condition, loss, damage, litigation, administrative proceeding or other circumstance which may materially and adversely affect the assets, liabilities, financial condition, business or prospects of the Debtor or the Secured Party’s security interest in the Collateral.

(f)                                    Debtor shall keep the Collateral in good order and repair, will not waste or destroy the Collateral or any part thereof and will not use the Collateral in violation of any applicable statute, ordinance or policy of insurance thereon.  The Secured Party may examine and inspect the Collateral, the Debtor’s books and records and any documents or instruments relating to the Collateral at any reasonable time or times wherever located.

(g)                                 At its option, but without obligation to do so, the Secured Party may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral; may place and pay for insurance on the Collateral; may order and pay for the repair, maintenance and preservation of the Collateral; and may pay any fees for filing or recording such instruments or documents as may be necessary or desirable to perfect the security interest granted herein.  The Debtor agrees to reimburse the Secured Party on demand for any payment made or any expense incurred by the Secured Party pursuant to the foregoing authorization, and all such payments and expenses shall constitute part of the principal amount of Obligations (as defined in the Loan Agreement) hereby secured.

(h)                                 If any part of the Collateral is a fixture, the Debtor shall, on demand, use reasonable efforts to furnish the Secured Party with a disclaimer or release signed by all persons having an interest in the real estate or any interest in the Collateral which is prior to the Secured Party’s interest.

(i)                                     All representations now or hereafter made by the Debtor to the Secured Party, whether in this Security Agreement or in any supporting or supplemental documentation or statement are, will be, and shall continue to be true and correct in all respects.

III.                                 Events of Default

The occurrence of any Event of Default (as defined in the Loan Agreement) shall constitute an “Event of Default” under this Security Agreement.

IV.                                Remedies

Upon and after the occurrence of an Event of Default, all of the Obligations may, at the option of the Secured Party and without demand (except for the necessity of demand for any demand Obligation), notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Upon and after the occurrence of an Event of Default, the Secured Party shall have the following additional rights and remedies:

(a)                                  All of the rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law or at equity, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Security Agreement or in any document, instrument or agreement evidencing, governing or securing the Obligations.

(b)                                 The right to (i) take possession of the Collateral, without resort to legal process and without prior notice to Debtor, and for that purpose Debtor hereby irrevocably appoints the Secured Party its attorney-in-fact to enter upon any premises on which the Collateral or any part thereof may be situated and remove the Collateral therefrom, or (ii) require the Debtor to assemble the Collateral and make it available to Secured Party in a place to be designated by the Secured Party that is reasonably convenient to the Debtor and the Secured Party.  The Debtor shall make available to the Secured Party all premises, locations and facilities necessary for the Secured Party’s taking possession of the Collateral or for removing or putting the Collateral in saleable form.

(c)                                  The right to sell or otherwise dispose of all or any part of the Collateral by public or private sale or sales.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party will give the Debtor at least ten (10) days’ prior written notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition (which may include, without limitation, a public sale or lease of all or part of the Collateral) is to be made.  The Debtor agrees that ten (10) days is a reasonable time for such notice.  The Secured Party, its employees, attorneys and agents may bid and become purchasers at any such sale, if public, and may purchase at any private sale any of the Collateral that is of a type customarily sold on a recognized market or which is subject to widely distributed standard price quotations.  Any public or private sale shall be free from any right of redemption which the Debtor waives and releases.  If there is a deficiency after such sale and the application of the net proceeds from such sale, the Debtor shall be responsible for the same, with interest.

(d)                                 The Secured Party shall have the right (and Debtor irrevocably appoints the Secured Party as attorney-in-fact for the Debtor for this purpose, such appointment being coupled with an interest), without prior notice to Debtor and without resort to legal process, to notify the persons liable for payment of the Accounts (as defined in the Uniform Commercial Code) at any time and direct such persons to make payments directly to the Secured Party, and to perform all acts the Debtor could take to collect on the Account, including, but without limitation, the right to notify postal authorities to change the address for delivery, open mail, endorse checks, bring collection suits, and realize upon Collateral securing the Accounts.  At the Secured Party’s request, all bills and statements sent by the Debtor to the persons liable for payments of the Accounts shall state that they have been assigned to, and are solely payable to, the Secured Party, and Debtor shall direct persons liable for the payment of the Accounts to pay directly to the Secured Party any sums due or to become due on account thereof.

(e)                                  The Secured Party may, after the occurrence and during the continuance of an Event of Default, without demand or notice apply and set off any or all of the Deposits and Securities against, any and all Obligations even though such Obligations be unmatured, and regardless of the adequacy of any other collateral securing such Obligations.

V.                                    Waivers

(a)                                  THE SECURED PARTY AND DEBTOR KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST THE SECURED PARTY OR THE DEBTOR IN RESPECT OF THIS SECURITY AGREEMENT, ANY DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING OR SECURING THE OBLIGATIONS HEREBY SECURED OR THE COLLATERAL.

(b)                                  DEBTOR HEREBY ACKNOWLEDGES  THAT THIS SECURITY AGREEMENT IS PART OF A COMMERCIAL TRANSACTION.

(c)                                  THE DEBTOR WAIVES NOTICE OF NON-PAYMENT, DEMAND, PRESENTMENT, PROTEST OR NOTICE OF PROTEST OF THE COLLATERAL AND ALL OTHER NOTICES, CONSENTS TO ANY RENEWALS OR EXTENSIONS OF TIME OF PAYMENT THEREOF AND GENERALLY WAIVES ANY AND ALL SURETYSHIP DEFENSES AND DEFENSES IN THE NATURE THEREOF.

VI.                                General

(a)                                  No waiver by the Secured Party of any failure to pay or perform shall be effective unless in writing nor operate as a waiver of any other failure to pay or perform or of the same failure to pay or perform on a future occasion, nor shall the failure or delay of the Secured Party to exercise, or the partial exercise of, any right, power or privilege provided for hereunder in any circumstances preclude the full exercise of such right, power or privilege in the same or similar circumstances in the future or the exercise of any other right or remedy.

(b)                                 This Security Agreement is intended as the final, complete and exclusive statement of the provisions contained in this Security Agreement.  No amendment, modification, termination or waiver of any provision of this Security Agreement or consent to any departure by the Debtor therefrom shall, in any event, be effective unless the same shall be in writing and signed by the Secured Party.  Any waiver of, or consent to any departure from, any provision of this Security Agreement shall be effective only in the specific instance of and for the specific purpose for which it is given, and shall not be deemed to extend to similar situations or to the same situation at a subsequent time.  No notice to or demand upon the Debtor shall in any case entitle Debtor to any other or further notice or demand in similar or other circumstances.

(c)                                  The Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file financing statements and amendments thereto in such locations and offices as the Secured Party shall deem necessary or appropriate to perfect the security interest granted herein, which such financing statements may (a) indicate the Collateral (i) as all assets of the Debtor or words of similar effect regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment.  Without limiting the generality of the foregoing, such other information may include, among other things, (i) whether the Debtor is an organization, the type of organization and any organization identification number issued to the Debtor, and (ii) in the case of a financing statement filed as a fixture filing or indication Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  The Debtor agrees to furnish such information to the Secured Party promptly upon request.  The Debtor also ratifies its authorization for the Secured Party to have filed any like initial financing statements or amendments thereto if filed prior to the date hereof.

(d)                                 All rights of the Secured Party hereunder shall inure to the benefit of its successors and assigns, and all obligations of the Debtor shall bind its successors and assigns.  The Secured Party shall have the unrestricted right at any time or from time to time, and without the Debtor’s consent, to assign all or any portion of its rights and obligations hereunder to one or more Secured Partys or other financial institutions (each, an “Assignee”), and the Debtor agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments hereto and to any other documents executed in connection herewith or pursuant hereto as the Secured Party shall deem necessary to effect the foregoing.  Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by the Secured Party in connection with such assignment, and the payment by Assignee of the purchase price agreed to by the Secured Party, and such Assignee, such Assignee shall have all of the rights and obligations of the Secured Party hereunder (and under any and all other loan documents) to the extent that such rights and obligations have been assigned by the Secured Party pursuant to the assignment documentation between the Secured Party and such Assignee, and the Secured Party shall be released from its obligations hereunder and thereunder to a corresponding extent.

(e)                                  Debtor shall pay to the Secured Party on demand any and all costs and expenses, including reasonable attorneys’ fees, costs and expenses and all costs and expenses incurred or paid by the Secured Party in exercising, collecting, establishing, defending, preserving, protecting, or enforcing any of its rights in the Collateral or under any of the Obligations.

(f)                                    This Agreement and the security interest created hereby shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

(g)                                 Whenever possible, each provision of this Security Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall to any extent be held invalid or unenforceable, then only such provision shall be deemed ineffective and the remainder of this Security Agreement shall not be affected.

(h)                                 Upon receipt of an affidavit of an officer of the Secured Party as to the loss, theft, destruction or mutilation of this Security Agreement, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Security Agreement, the Debtor shall issue, in lieu thereof, a replacement agreement.

(i)                                     Debtor hereby acknowledges receipt of a full completed copy of this Security Agreement.

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IN WITNESS WHEREOF, Debtor has duly authorized and executed this Agreement as an instrument under seal as of this 27th day of December, 2004.

WITNESS:	DEBTOR:

J. JILL, LLC

/s/ Mara D. Calame	By:	/s/ Olga L. Conley
Olga L. Conley, Manager

SCHEDULE 1

Existing Liens

None.